NEWS RELEASE

Teradata Reports 2015 Third Quarter Results and Updates Key Initiatives

•	Third quarter revenue of $606 million, down 3% in constant currency(1)

•	Non-GAAP EPS of $0.55(2)

•	Full year revenue is now expected to be flat to down 2% in constant currency(1)

•	Full-year non-GAAP EPS now expected to be in the $2.00 - $2.20 range(2)

•	Transformational changes targeting improved performance

◦	Aligning the Data & Analytics business for the evolving market

◦	Exiting the Marketing Applications business

◦	Cost rationalization initiatives and the exit of the Marketing Applications business are estimated to provide a benefit of approximately $120 million in operating income in 2016

ATLANTA, – November 5, 2015 – Teradata Corporation (NYSE: TDC) reported revenue of $606 million for the third quarter ended September 30, 2015 versus $667 million reported in the third quarter of 2014. Revenue in the third quarter decreased 9 percent, down 3 percent when compared in constant currency. (1)

Gross margin in the third quarter was 50.7 percent, as reported under U.S. Generally Accepted Accounting Principles (GAAP), versus 52.5 percent in the third quarter of 2014. On a non-GAAP basis, excluding stock-based compensation expense and the other special items described in footnote #2, gross margin was 52.1 percent, down from 53.8 percent in the third quarter of 2014, due to overall lower revenue and revenue mix, as well as lower service margins in the Marketing Applications business.(2)

Teradata reported GAAP net income of $78 million in the third quarter, or $0.55 per diluted share, which compared to net income of $94 million, or $0.60 per diluted share, in the third quarter of 2014. Excluding stock-based compensation expense and the other special items detailed in footnote #2, non-GAAP net income in the third quarter of 2015 was also $78 million, or $0.55 per diluted share, versus $111 million, or $0.71 per diluted share, in the third quarter of 2014. (2)

“We remain confident in Teradata’s technology, our roadmaps and competitive leadership position in the market and we are taking actions to increase shareholder value. We are making transformative changes to the company for longer term success, and are also aligning our cost structure for near term improvement,” said Mike Koehler, chief executive officer, Teradata Corporation.

“Our Marketing Applications team has made great progress this year, and has market leading solutions. As part of our business transformation, we determined it best to exclusively focus our investments and attention on our core Data and Analytics business. We are therefore selling our Marketing Applications business. As we go through this process, we will work closely with our customers and employees for continued success.”

“In parallel, we are launching key transformation initiatives to better align our Data and Analytics solutions and services with the evolving marketplace and to meet the needs of the new Teradata going forward.”
Segment Revenue Performance
(in millions)

For the Three Months Ended September 30

	2015	2014	% Change as Reported	% Change in Constant Currency(1)
Data and Analytics	$557	$614	-9%	-4%
Marketing Applications	49	53	-8%	0%
Total Revenue	$606	$667	-9%	-3%

	For the Nine Months Ended September 30
	2015	2014	% Change as Reported	% Change in Constant Currency(1)
Data and Analytics	$1,668	$1,814	-8%	-2%
Marketing Applications	143	157	-9%	-2%
Total Revenue	$1,811	$1,971	-8%	-2%

Operating Income
Teradata reported $77 million of GAAP operating income in the third quarter of 2015, which compared to $123 million of operating income in the third quarter of 2014. On a non-GAAP basis, operating income was $107 million versus $150 million in the prior-year period. (2) The year-over-year decline in non-GAAP operating income was primarily due to lower revenue.

Cash Flow
During the third quarter of 2015, Teradata generated $68 million of cash from operating activities compared to $102 million in the prior-year period. Teradata generated $33 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the third quarter of 2015, compared to $66 million in the same period in 2014. The year-over-year decline was primarily due to the lower net income.

Balance Sheet
As of September 30, 2015, Teradata had $874 million of cash and total debt of $710 million. Additionally, Teradata has $290 million available on its $400 million in a revolving credit facility.

Share Repurchase Activity
During the quarter, Teradata purchased approximately 8.5 million shares of its stock worth approximately $250 million. Year to date through September 30, Teradata purchased 15.5 million shares, worth approximately $548 million.

Teradata has approximately $667 million of remaining authorization for share repurchases under its general share repurchase program. The stock is anticipated to be repurchased on an ongoing basis in open market transactions at management’s discretion, in accordance with applicable securities rules regarding issuer repurchases.

Business Transformation
Teradata is in the process of making transformational changes to improve the long-term performance of the company, including offering more flexibility and options in the way customers buy Teradata products such as a software-only version of Teradata as well as making Teradata accessible in the public cloud. The initial cloud version of Teradata will be available on Amazon’s Web Services in the first quarter of 2016.

Teradata is also rationalizing its cost structure to better align its infrastructure, research and development and go-to-market resources for improved efficiency, effectiveness and profitability. Additionally, Teradata plans to exit the Marketing Application business to allow the company to focus exclusively on improving and growing its Data and Analytics business. Combining the cost reduction initiatives and the exit of the Marketing Applications business, Teradata currently expects a benefit of approximately $120 million in operating income in 2016, exclusive of one-time costs.

More information regarding these initiatives as well as other aspects of the company’s 2016 expectations will be provided after the company concludes its transformational review process, which is expected to be completed in the first part of 2016.

Guidance
As a result of the third quarter results and an updated outlook for the fourth quarter, Teradata is lowering its full-year revenue guidance to approximately 6 - 8 percent revenue decline year over year on a reported basis, and approximately flat to down 2 percent on a constant currency basis. Teradata expects approximately 4 percentage points of currency headwind in the fourth quarter.

2015 full-year GAAP earnings per share is now expected to be approximately $(0.71) - $(0.51). Non-GAAP earnings per share (which excludes stock-based compensation expense, goodwill impairment and other special items) for the full-year is now expected to be approximately $2.00 - $2.20. (2)
2015 Third Quarter Earnings Conference Call
A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s third quarter 2015 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s website at investor.teradata.com.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s website.

1.
The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s website at investor.teradata.com, which is used to determine revenue on a constant currency (CC) basis.

(in millions)

	For the Three Months				For the Nine Months
	Ended September 30				Ended September 30
Revenue	2015	2014	% Chg As Rpt’d	% Chg In CC	2015	2014	% Chg As Rpt’d	% Chg In CC
Products	$240	$294	-18%	-14%	$737	$867	-15%	-10%
(software/hardware)

Consulting services	194	200	-3%	5%	560	592	-5%	3%
Maintenance services	172	173	-1%	7%	514	512	0%	6%
Total Services	366	373	-2%	6%	1,074	1,104	-3%	4%
Total Revenue	$606	$667	-9%	-3%	$1,811	$1,971	-8%	-2%

By segment
Data and Analytics	$557	$614	-9%	-4%	$1,668	$1,814	-8%	-2%
Marketing Applications	49	53	-8%	0%	143	157	-9%	-2%
Total Revenue	$606	$667	-9%	-3%	$1,811	$1,971	-8%	-2%

2.
Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as goodwill impairment and free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.
Teradata’s reconciliation of GAAP to non-GAAP results included in this release:

(in millions, except per share data)

	For the Three Months			For the Nine Months
	Ended September 30			Ended September 30
Gross Margin:	2015	2014	%Chg As Rpt’d	2015	2014	%Chg As Rpt’d
GAAP Gross Margin	$307	$350	(12)%	$911	$1,054	(14)%
% of Revenue	50.7%	52.5%		50.3%	53.5%

Excluding:
Stock-based compensation expense	3	2		10	8
Amortization of acquisition-related intangible assets	4	6		15	16
Acquisition, integration and reorganization related costs	2	1		5	5
Non-GAAP Gross Margin	$316	$359	(12)%	$941	$1,083	(13)%
% of Revenue	52.1%	53.8%		52.0%	54.9%
Operating (Loss)/Income:
GAAP Operating Income/(Loss)	$77	$123		$(155)	$345
% of Revenue	12.7%	18.4%		(8.6)%	17.5%

Excluding:
Stock-based compensation expense	14	11		44	36
Amortization of acquisition-related intangible assets	9	12		31	35
Acquisition, integration and reorganization related costs	7	4		15	18
Impairment of Goodwill	-	-		340	-
Non-GAAP Operating Income	$107	$150	(29)%	$275	$434	(37)%
% of Revenue	17.7%	22.5%		15.2%	22.0%
Net (Loss)/Income:
GAAP Net Income/(Loss)	$78	$94		$(165)	$249
% of Revenue	12.9%	14.1%		(9.1)%	12.6%

Excluding:
Stock-based compensation expense	10	7		31	24
Amortization of acquisition-related intangible assets	6	8		20	23
Acquisition, integration and reorganization related costs	5	2		10	10
(Gain)/loss on equity investments	(21)	-		(30)	6
Impairment of Goodwill	-	-		332	-
Non-GAAP Net Income	$78	$111	(30)%	$198	$312	(37)%
% of Revenue	12.9%	16.6%		10.9%	15.8%

	For the Three Months		For the Nine Months
	Ended September 30		Ended September 30
Earnings Per Share:	2015	2014	2015	2014	2015 Full-Year Guidance
GAAP Earnings/(Loss) Per Share	$0.55	$0.60	$(1.16)	$1.57	$(0.71) - $(0.51)
Excluding:
Stock-based compensation expense	0.07	0.05	0.22	0.15	0.30
Amortization of acquisition-related intangible assets	0.04	0.05	0.14	0.14	0.20
Acquisition, integration and reorganization related costs	0.04	0.01	0.07	0.06	0.11
Net (gain)/loss on equity investments	(0.15)	-	(0.21)	0.04	(0.25)
Impairment of Goodwill	-	-	2.34	-	2.38
Impact of dilution*	-	-	(0.03)	-	(0.03)
Non-GAAP Diluted Earnings Per Share	$0.55	$0.71	$1.37	$1.96	$2.00 - $2.20

*Represents the impact to earnings per share as a result of moving from basic to diluted shares. See the Reconciliation of Results - GAAP to Non-GAAP for basic and diluted shares in the three and nine months ended September 30, 2015 on the Investor Relations page of the company’s website at investor.teradata.com.

3.
As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

(in millions)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	(in millions)		(in millions)
	2015	2014	2015	2014

Cash provided by operating activities (GAAP)	$68	$102	$370	$583
Less capital expenditures for:
Expenditures for property and equipment	(14)	(16)	(43)	(37)
Additions to capitalized software	(21)	(20)	(51)	(57)
Total capital expenditures	(35)	(36)	(94)	(94)
Free Cash Flow (non-GAAP measure)(3)	$33	$66	$276	$489

Note to Investors
This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; failure to realize the anticipated benefits of our business transformation program, divestitures, or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata
Teradata (NYSE: TDC) offers a leading portfolio of big data analytic solutions, integrated marketing applications, and services that help organizations gain a sustainable competitive advantage with data. Visit teradata.com.

Get to know Teradata:

Teradata and the Teradata logo are trademarks or registered trademarks of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.co
# # #

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except for per share amounts-unaudited)

	For the Period Ended September 30
	Three Months			Nine Months
	2015	2014	% Chg	2015	2014	% Chg
Revenue

Products	$ 240	$ 294	-18%	$ 737	$ 867	-15%
Services	366	373	-2%	1,074	1,104	-3%

Total revenue	606	667	-9%	1,811	1,971	-8%

Product gross margin	142	175		437	551
% of Revenue	59.2%	59.5%		59.3%	63.6%
Services gross margin	165	175		474	503
% of Revenue	45.1%	46.9%		44.1%	45.6%

Total gross margin	307	350		911	1,054
% of Revenue	50.7%	52.5%		50.3%	53.5%

Selling, general and administrative expenses	179	181		553	557
Research and development expenses	51	46		173	152
Impairment of goodwill	—	—		340	—

Income (loss) from operations	77	123		(155)	345
% of Revenue	12.7%	18.4%		(8.6%)	17.5%

Other income (expense), net	33	0		46	(8)

Income (loss) before income taxes	110	123		(109)	337
% of Revenue	18.2%	18.4%		(6.0%)	17.1%

Income tax expense	32	29		56	88
% Tax rate	29.1%	23.6%		(51.4%)	26.1%

Net income (loss)	$ 78	$ 94		$ (165)	$ 249
% of Revenue	12.9%	14.1%		(9.1%)	12.6%

Net income (loss) per common share
Basic	$ 0.56	$ 0.61		$ (1.16)	$ 1.59
Diluted	$ 0.55	$ 0.60		$ (1.16)	$ 1.57

Weighted average common shares outstanding
Basic	139.2	154.5		142.1	156.6
Diluted	141.4	157.1		142.1	159.1

SCHEDULE B
TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions-unaudited)

	September 30,	June 30,	December 31,
	2015	2015	2014
Assets

Current assets
Cash and cash equivalents	$ 874	$ 921	$ 834
Accounts receivable, net	486	511	619
Inventories	52	46	38
Other current assets	102	99	81

Total current assets	1,514	1,577	1,572

Property and equipment, net	159	160	159
Capitalized software, net	195	194	199
Goodwill	587	590	948
Acquired intangible assets	114	113	136
Deferred income taxes	19	19	20
Other assets	21	82	98

Total assets	$ 2,609	$ 2,735	$ 3,132

Liabilities and stockholders' equity

Current liabilities
Current portion of long-term debt	$ 23	$ 15	$ 53
Short-term borrowings	110	0	220
Accounts payable	111	103	126
Payroll and benefits liabilities	124	117	125
Deferred revenue	387	444	370
Other current liabilities	83	78	101

Total current liabilities	838	757	995

Long-term debt	577	585	195
Pension and other postemployment plan liabilities	96	99	99
Long-term deferred revenue	14	17	18
Deferred tax liabilities	60	63	86
Other liabilities	28	28	32

Total liabilities	1,613	1,549	1,425

Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,116	1,098	1,054
(Accumulated deficit) retained earnings	(57)	114	656
Accumulated other comprehensive loss	(64)	(27)	(4)

Total stockholders' equity	996	1,186	1,707

Total liabilities and stockholders' equity	$ 2,609	$ 2,735	$ 3,132

SCHEDULE C
TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions-unaudited)

	For the Period Ended September 30
	Three Months		Nine Months
	2015	2014	2015	2014
Operating activities
Net income (loss)	$78	$94	$(165)	$249

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	45	44	129	128
Stock-based compensation expense	13	11	43	36
Excess tax benefit from stock-based compensation	—	(1)	—	(2)
Deferred income taxes	8	(5)	(10)	(17)
(Gain) loss on investments	(35)	—	(50)	9
Impairment of goodwill	—	—	340	—
Changes in assets and liabilities:
Receivables	25	31	134	199
Inventories	(6)	6	(14)	12
Current payables and accrued expenses	3	(12)	(25)	(10)
Deferred revenue	(61)	(66)	13	(13)
Other assets and liabilities	(2)	—	(25)	(8)

Net cash provided by operating activities	68	102	370	583

Investing activities
Expenditures for property and equipment	(14)	(16)	(43)	(37)
Additions to capitalized software	(21)	(20)	(51)	(57)
Proceeds from the disposition of investments	55	—	69	—
Business acquisitions and other investing activities	(9)	(42)	(9)	(49)

Net cash used in investing activities	11	(78)	(34)	(143)

Financing activities
Repurchases of common stock	(233)	(98)	(541)	(282)
Proceeds from long-term borrowings	—	—	600	—
Repayments of long-term borrowings	—	(8)	(247)	(19)
Proceeds from credit facility borrowings	110	—	110	—
Repayments of credit facility borrowings	—	—	(220)	—
Excess tax benefit from stock-based compensation	—	1	—	2
Other financing activities, net	4	6	18	20

Net cash used in financing activities	(119)	(99)	(280)	(279)

Effect of exchange rate changes on cash and cash equivalents	(7)	(11)	(16)	(8)

Increase in cash and cash equivalents	(47)	(86)	40	153

Cash and cash equivalents at beginning of period	921	934	834	695

Cash and cash equivalents at end of period	$874	$848	$874	$848

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions-unaudited)

	For the Three Months Ended September 30
	2015	2014	% Change As Reported	% Change Constant Currency
Segment Revenue

Data and Analytics	$557	$614	-9%	-4%
Marketing Applications	49	53	-8%	—%
Total revenue	606	667	-9%	-3%

Segment gross margin

Data and Analytics	296	334
% of Revenue	53.1%	54.4%

Marketing Applications	20	25
% of Revenue	40.8%	47.2%

Total segment gross margin	316	359
% of Revenue	52.1%	53.8%

Reconciling items (1)	(9)	(9)

Total gross margin	$307	$350
% of Revenue	50.7%	52.5%

	For the Nine Months Ended September 30
	2015	2014	% Change As Reported	% Change Constant Currency
Segment Revenue

Data and Analytics	$1,668	$1,814	-8%	-2%
Marketing Applications	143	157	-9%	-2%
Total revenue	1,811	1,971	-8%	-2%

Segment gross margin

Data and Analytics	883	1,011
% of Revenue	52.9%	55.7%

Marketing Applications	58	72
% of Revenue	40.6%	45.9%

Total segment gross margin	941	1,083
% of Revenue	52.0%	54.9%

Reconciling items (1)	(30)	(29)

Total gross margin	$911	$1,054
% of Revenue	50.3%	53.5%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.

11